Exhibit 99.13

Deutsche Balaton Biotech AG (Frankfurt am Main)

DELPHI Unternehmensberatung Aktiengesellschaft (Heidelberg)

Announcement pursuant to Section 23 Para. 1 Clause 1 No. 1 of the German Securities Acquisition and Takeover Act (“WpÜG”)

Deutsche Balaton Biotech AG (“DB Biotech”) with its registered office in Frankfurt am Main, business address in 69120 Heidelberg, Ziegelhäuser Landstraße 1, and DELPHI Unternehmensberatung Aktiengesellschaft (“DELPHI”) with its registered office in Heidelberg, business adress ibidem (DB Biotech and DELPHI hereinafter jointly referred to as the “Bidders”) have published the offer document for their Voluntary Acquisition Offer (“Acquisition Offer”) to the shareholders of Biofrontera AG, Leverkusen, (“Target Company”) for the acquisition of up to 500,000 registered shares of Biofrontera AG (ISIN DE0006046113 / WKN 604611) (“Biofrontera Shares”) against payment of a cash benefit of original EUR 7.20 per share on 21 June 2019. On 1 July 2019, the bidders announced that they would increase the consideration to EUR 8.00 per Biofrontera share. The Offer Amendment and a notice in the Federal Gazette were published on 4 July 2019. The offer document and the Offer Amendment are available on the Internet at

https://www.deutschebalatonbiotech.de/erwerbsangebot-biofrontera-2019.

The period for acceptance of the Acquisition Offer ends on 19 July 2019, 24:00 hours (local time Frankfurt am Main).

Until 15 July 2019, 11:00 a.m. (local time Frankfurt am Main) (“Reporting Date”) the Acquisition Offer was accepted for a total of 89,449 (in words: eighty-nine thousand four hundred forty-nine) Biofrontera Shares. This corresponds to 0.20 % of the share capital and the voting rights of the Target Company.

The Bidders and the persons acting jointly with the Bidders held the following Biofrontera Shares as of the Reporting Date:

●	DB Biotech: 1,276,078 Biofrontera Shares, corresponds to 2.86 % of the voting rights of the Target Company;
●	DELPHI: 6,468,784 Biofrontera Shares, corresponds to 14.49 % of the voting rights of the Target Company;
●	Deutsche Balaton Aktiengesellschaft: 1,328,447 Biofrontera Shares, corresponds 2.98 % of the voting rights of the Target Company;
●	ABC Beteiligungen AG: 101,455 Biofrontera Shares, corresponds to 0.23 % of the voting rights of the Target Company;
●	Sparta AG: 3,215,000 Biofrontera Shares, corresponds to 7.20 % of the voting rights of the Target Company;
●	Prisma Equity AG: 180,632 Biofrontera Shares, corresponds to 0.40 % of the voting rights of the Target Company.
●	AEE Ahaus-Enscheder AG: 1,000 Biofrontera Shares, corresponds to 0.00 % of the voting rights of the Target Company.

●	MARNA Beteiligungen AG: 1,000 Biofrontera Shares, corresponds to 0.00 % of the voting rights of the Target Company.
●	Youbisheng Green Paper AG: 1,000 Biofrontera Shares, corresponds to 0.00 % of the voting rights of the Target Company.
●	Ming Le Sports AG: 1,000 Biofrontera Shares, corresponds to 0.00 % of the voting rights of the Target Company.
●	Strawtec Group AG: 1,000 Biofrontera Shares, corresponds to 0.00 % of the voting rights of the Target Company.

The Bidders and the persons acting jointly with the Bidders thus together hold a total of 12,575,396 Biofrontera Shares. This corresponds to approximately 28.18 % of the share capital and voting rights of the Target Company.

The voting rights from Biofrontera Shares held by DB Biotech are attributed to Deutsche Balaton AG, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr Wilhelm K. T. Zours pursuant to Section 30 Para. 1 Clause 1 no. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by DELPHI are attributed to Mr. Wilhelm K. T. Zours pursuant to Section 30 Para. 1 Clause 1 no. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by Deutsche Balaton are attributed to VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by ABC Beteiligungen AG are attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by Sparta AG are attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by Prisma Equity AG are attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG. The Biofrontera Shares held by Prisma Equity AG are being held on a trust basis for DB Biotech and are used to serve the claim of assignment of Biofrontera Shares to which the owners of the stock purchase warrant issued by DB Biotech in 2018 are entitled. For this reason, the Biofrontera Shares held by Prisma Equity AG are also attributed to DB Biotech pursuant to Section 30 Para. 1 Clause 1 No. 2 WpÜG. Due to the allocation to DB Biotech described above, the Biofrontera Shares held by Prisma Equity AG are also attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI Unternehmensberatung Aktiengesellschaft and Mr Wilhelm K. T. Zours pursuant to Section 30 Para. 1 Clause 1, No. 2, Clause 2 WpÜG.

The voting rights from Biofrontera Shares held by AEE Ahaus-Enscheder AG are attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by MARNA Beteiligungen AG are attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by Youbisheng Green Paper AG are attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by Ming Le Sports AG are attributed to Deutsche Balaton Aktiengesellschaft, VV Beteiligungen Aktiengesellschaft, DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

The voting rights from Biofrontera Shares held by Strawtec Group AG are attributed to DELPHI and Mr. Wilhelm K. T. Zours each pursuant to Section 30 Para. 1 Clause 1 No. 1, Clause 3 WpÜG.

Consequently, Mr. Wilhelm K.T. Zours is attributed voting rights from a total of 12,575,396 Biofrontera Shares. This corresponds to a share of 28.18 % of the capital stock and voting rights of Biofrontera AG.

The total number of Biofrontera Shares for which the Acquisition Offer has already been accepted as of the Reporting Date, plus the number of Biofrontera Shares directly held by the Bidders and the persons acting in concert with the Bidders as of the Reporting Date, therefore amounts to 12,664,845 Biofrontera Shares, corresponds to approximately 28.38 % of the share capital and voting rights of the Target Company.

In addition to the aforementioned shareholdings, neither the Bidders nor any of the persons acting jointly with the Bidders within the meaning of Section 2 para. 5 WpÜG or their subsidiaries hold shares of the Target Company and no further voting rights from Biofrontera Shares pursuant to Section 30 WpÜG are attributable to them. Instruments within the meaning of Sections 38, 39 of the Securities Trading Act (“WpHG”) are held neither by the Bidders nor by persons acting jointly with the Bidders or their subsidiaries.

This publication is available - at the same time also in a non-binding English translation - as follows:

on the Internet at: https://www.deutschebalatonbiotech.de/erwerbsangebot-biofrontera-2019 on the Internet dated: 15 July 2019

Heidelberg, the 15 July 2019

Deutsche Balaton Biotech AG

DELPHI Unternehmensberatung Aktiengesellschaft